UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2005

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	1-11064	87-0410364
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California	94598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) On July 18, 2005, Deloitte & Touche LLP (“Deloitte”), the former independent registered public accounting firm for BriteSmile, Inc. (the “Company”), informed the Company that it had resigned as the Company’s independent registered public accounting firm, effective immediately.

The reports of Deloitte on the Company’s consolidated financial statements as of and for each of the fiscal years ended December 25, 2004 and December 23, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in its reports on the financial statements of the Company for such periods.

Except for the material weakness in the Company’s internal control structure, and the audit committee internal investigation, as described herein, during the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In the Company’s Quarterly Report on Form 10-Q for the period ended March 26, 2005, the Company reported that in connection with the audit of the Company’s fiscal 2004 financial statements, Deloitte reported that (1) inadequacies in the design and execution of the Company’s internal control structure, and (2) improper application of accounting principles in accordance with GAAP, constituted material weaknesses in the Company’s internal control structure for the year ended December 25, 2004. The inadequacies in the Company’s internal control structure as reported included deficiencies or inadequacies in the following specific areas: payments made to vendors without adequate supporting documents, communication of all transactions to the financial department, segregation of duties among finance department employees, recording of inventory and physical inventory counts, tracking of fixed assets, and timely completion of account reconciliations. Although any one of the foregoing categories may not relate to material dollar amounts, Deloitte’s opinion was that in the aggregate they represented a material weakness in the Company’s internal control structure. With respect to any specific adjustments identified in the audit process related to improper application of accounting principles or inadequacy of internal controls, the Company believes that all such adjustments have been made. The Company’s Audit Committee and management have discussed these material weaknesses with Deloitte, including management’s plan to address and correct such inadequacies.

In June 2005, the Company’s Audit Committee and management informed Deloitte that the Audit Committee, in conjunction with outside counsel, had conducted an investigation into certain matters raised by the Company’s then CEO (now former CEO). The Company’s Audit Committee informed Deloitte that the investigation did not identify any issues that would have a material impact on the Company’s reported financial results. Deloitte has not commenced a review of the Company’s interim financial statements for the Company’s 2005 second fiscal quarter, and resigned prior to receiving specific details of the investigation.

The Company’s Audit Committee and management have authorized Deloitte to respond fully to any inquiries about any of the matters referred to herein, or any other matters, that may be made by the Company’s successor independent registered public accounting firm.

The Company has provided Deloitte with a copy of the foregoing disclosures and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company herein. A copy of Deloitte’s letter, dated July 22, 2005 is filed herewith and is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) The Company and its Audit Committee have initiated the process of selecting a new independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter from Deloitte & Touche LLP to the United States Securities and Exchange Commission dated July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2005

BriteSmile, Inc.

By:	/s/ Ken Czaja
Ken Czaja
Chief Financial Officer

Exhibit Index

Exhibit 16.1.	Letter from Deloitte & Touche LLP to the United States Securities and Exchange Commission dated July 22, 2005.